Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
FUND SERVICING AGREEMENT

THIS AMENDMENT effective as of the last date on the signature block, to the Custody Agreement dated as of May 24, 2023, as amended (the “Agreement”), is entered into by and between MANAGED PORTFOLIO SERIES, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add funds and fee schedule; and

WHEREAS, Section 13(G) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

1.The Exhibit for Leuthold attached hereto, is hereby added to the Agreement.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

MANAGED PORTFOLIO SERIES	U.S BANCORP FUND SERVICES, LLC

By: /s/ Brian Wiedmeyer	By: /s/ Jason Hadler

Name: Brian Wiedmeyer	Name: Jason Hadler

Title: President	Title: Senior Vice President

Date: October 30, 2023	Date: November 2, 2023

Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
Exhibit for Leuthold
to the
Management Portfolio Series Fund Servicing Agreement

Name of ETF Series and Fees

Leuthold Core ETF
Leuthold Select Industries ETF

Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Service Proposal - In support of external legal counsel
$[ ] for the reorganization of five funds in a combined Form N-14, including the conversion of a mutual fund into an ETF.

$ [ ] - Additional fee per sub-adviser for [ ] or more sub-advisers
(Excludes Trust counsel fee; subject to services provided, if applicable)

Note: External legal costs are included in the above fee, unless otherwise stated, for the first fund(s) launched by adviser. Additional reviews by Trust counsel for extraordinary circumstances are billed at cost.
Additional Regulatory Administration Services
■$ [ ] per fund or as negotiated - Subsequent new fund launch
■Drafting SEC exemptive order application for required relief Negotiated fee
Ongoing Annual Regulatory Administration Services
Add the following for regulatory administration services in support of external legal counsel, including annual registration statement update and drafting of supplements
■$ [ ] for first three active or inactive funds in same statutory prospectus
■$ [ ] for each additional active or inactive fund in the same statutory prospectus

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
■Postage, if necessary
■Federal and state regulatory filing fees
■Expenses from Board of Trustee meetings
■Third party auditing
■EDGAR/iXBRL filing
■All other Miscellaneous expenses

Fund startup and registration services project fee is paid for by the adviser and not the Fund(s). This non-refundable fee is not able to be recouped by the adviser under the expense waiver limitation or similar agreement. Fund startup and registration fees are billed [ ]% following the selection of U.S. Bank and [ ]% [ ] days after the preliminary registration statement is filed with the SEC.

Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
Base Fee for Accounting, Administration, Transfer Agent & Account Services

The following reflects the greater of the basis point fee or annual minimum¹ where [Adviser's name] (the "Adviser") acts as investment adviser to the fund(s) in the same registered investment company.
Annual Minimum per Fund²    Basis Points on Trust AUM²
$[ ] for Funds [ ]-[ ]     [ ] on the first $[ ]
$[ ] for Funds [ ]-[ ]     [ ] on the next $[ ]
$[ ] for Funds [ ]-[ ]    [ ] on the balance
$[ ] for Funds [ ]+

See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

¹ Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement's [ ]-month period beginning with the Fund's launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2019 and terminated the relationship on June 30, 2020, Adviser would owe U.S. Bank up to [ ]% of $[ ] ($[ ] admin/acct/ta + $[ ] Custody + $[ ] Distributor).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

² Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). WAIVED
Fees are calculated pro rata and billed monthly

Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
APPENDIX A - Accounting, Administration, Transfer Agent & Account Services (in addition to the Base Fee)
Pricing Services

For daily pricing of each securities (estimated [ ] pricing days annually)

■$[ ] - Listed Instruments and rates which may include but are not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
■$[ ] - Lower Tier Cost Fixed Income Instruments which may include but are not limited to: Domestic Corporate, Governments and Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
■$[ ] - Higher Tier Cost Fixed Income Instruments which may include but are not limited to: CMO and Asset Backed Securities, Money Market Instruments, Foreign Corporates, Government and Agency Bonds, and High Yield Bonds.
■$[ ] - Bank Loans
■$[ ] Intraday money market funds pricing, up to [ ] times per day
■$[ ] per Month Manual Security Pricing (>[ ] per day)

■Derivative Instruments are generally charged at the following rates:
●$[ ] - Interest Rate Swaps, Foreign Currency Swaps
●$[ ] - Swaptions
●$[ ] - Credit Default Swaps

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDO and complex derivative instruments, which may result in additional swap setup fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements
Corporate Action Factor Services

Fee for ICE data used to monitor corporate actions

■$[ ] per Foreign Equity Security per Month
■$[ ] per Domestic Equity Security per Month
■$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
Trust Chief Compliance Officer Annual Fee
■$[ ] for the first fund (subject to Board approval)
■$[ ] for each additional fund 2-5 (subject to change based on Board review and approval)
■$[ ] for each fund over 5 funds
■$[ ] per sub-adviser per fund (capped at $[ ] per sub-adviser over the fund complex)

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
Per adviser relationship, and subject to change based upon board review and approval.
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
■$[ ] per security per month for fund administrative
SEC Modernization Requirements
■$[ ] per year, per Fund - Form N-PORT
■$[ ] per year, per Fund - Form N-CEN

Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
Section 15(c) Reporting
■$[ ] per fund per standard reporting package*
■Additional 15c reporting is subject to additional charges
■Standard data source - Morningstar; additional charges will apply for other data services

*Standard reporting packages for annual 15(c) meeting
●Expense reporting package: [ ] peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
●Performance reporting package: Peer Comparison Report
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
APPENDIX B - OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
■$[ ] per fund per year - Base fee
■$[ ] per fund group - Setup
Section 18 Daily Compliance Testing (for derivatives and leverage)
■$[ ] set up fee per fund complex
■$[ ] per fund per month
C- Corp Administrative Services
■$[ ] plus U.S. Bank Fee Schedule - 1940 Act C-Corp
■$[ ] plus U.S. Bank Fee Schedule - 1933 Act C-Corp
Controlled Foreign Corporation (CFC)
■$[ ] plus U.S. Bank Fee Schedule
Fees for Special Situations:
■Fee will be assessed.
Customized delivery of data:
■TBD
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services
■$[ ] per year - Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs)
■$[ ] per additional estimate - Additional Capital Gain Dividend Estimates - (First two included in core services)
■$[ ] per additional return - State tax returns - (First two included in core services)
Tax Reporting - C-Corporations
Federal Tax Returns
■$[ ] - Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis)
■Included in the return fees - Prepare Federal and State extensions (If Applicable)
■$[ ] Per estimate - Prepare provision estimates
State Tax Returns

■$[ ] per state return - Prepare state income tax returns for funds and blocker entities
●$[ ] per state return - Sign state income tax returns

Assist in filing state income tax returns- Included with preparation of returns
■$[ ] per fund - State tax notice consultative support and resolution

Fees are calculated pro rata and billed monthly

Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

Name of Mutual Fund Series and Fees

Leuthold Core Investment Fund
Leuthold Global Fund
Leuthold Grizzly Short Fund

Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Service Proposal - In support of external legal counsel
■$[ ] for the reorganization of five funds in a combined Form N-14, including the conversion of a mutual fund into an ETF.

■$[ ] - Additional fee per sub - adviser
■(Excludes Trust counsel fee; subject to services provided, if applicable)
■Note: External legal costs are included in the above fee, unless otherwise stated, for the first fund(s) launched by advisor. Additional reviews by Trust counsel for extraordinary circumstances are billed at cost.

Ongoing Annual Regulatory Administration Services
Add the following for regulatory administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:

■$[ ] for first three active or inactive funds in same statutory prospectus
■$[ ] for each additional active or inactive fund in the same statutory prospectus
Additional Regulatory Administration Services
■$[ ] - per fund or as negotiated for Subsequent new fund launch
■$[ ] - per project for Subsequent new share class launch
■Multi - managed funds - as negotiated based upon specific requirements
■Proxy - as negotiated based upon specific requirements

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Postage, Federal and state filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, EDGAR/iXBRL filing.

The Fund start-up and registration services project fee is paid for by the adviser and not the Fund(s). This non-refundable fee is not able to be recouped by the adviser under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed [ ]% following the selection of U.S. Bank and [ ]% [ ] days after the preliminary registration statement is filed with the SEC.

Extraordinary services - negotiated based upon specific requirements
Multi - managed funds, proxy, expedited filings, asset conversion, fulcrum fee, other exemptive applications.

Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule

Annual Fee Based Upon Average Net Assets per Fund Complex*
Basis points
8 on the first $[ ]
6 on the next $[ ]
5 on the next $[ ]
3 on the balance

Complex minimum $[ ] annually based upon 3 Funds.

■$[ ] - Controlled Foreign Corporation (CFC), and/or sub-advisor
Services Included in Annual Fee Per Fund
■Advisor Information Source - On-line access to portfolio management and compliance information.
■Daily Performance Reporting - Daily pre and post-tax fund and/or sub-advisor performance reporting.
■U.S. Bank Regulatory Administration (e.g., annual registration statement update)
■Core Tax Services - See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Data Services
Pricing Services
■$[ ] - Listed Instruments and rates which may include but are not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
■$[ ] - Lower Tier Cost Fixed Income Instruments which may include but are not limited to: Domestic Corporate, Governments and Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
■$[ ] - Higher Tier Cost Fixed Income Instruments which may include but are not limited to: CMO and Asset Backed Securities, Money Market Instruments, Foreign Corporates, Government and Agency Bonds, Asset Backed, and High Yield Bonds
■$[ ] - Bank Loans
■$[ ] - Intraday money market funds pricing, up to 3 times per day
■$[ ] per Month Manual Security Pricing (>25per day)

■Derivative Instruments are generally charged at the following rates:
●$[ ] - Interest Rate Swaps, Foreign Currency Swaps
●$[ ] - Swaptions
●$[ ] - Credit Default Swaps

Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional swap setup fees.
Corporate Actions and Factor Services
■$[ ] - per Foreign Equity Security per Month
■$[ ] - per Domestic Equity Security per Month
■$[ ] - per CMOs, Asset Backed, Mortgage Backed Security per Month
Third Party Administrative Data Charges (descriptive data for each security)
■$[ ] - per security per month for fund administrative data
SEC Modernization Requirements
■$[ ] - per year, per Fund, Form N-PORT
■$[ ] - per year, per Fund, Form N-CEN

Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody's, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). WAIVED
Fees are calculated pro rata and billed monthly.
Fund Administration & Portfolio Compliance (Additional Services Fee Schedule)
Transfer In-Kind
■$[ ] - per sub-account per year for Tax Free Transfer In-Kind Cost Basis Tracking*
Daily Compliance Services (if required)
■$[ ] - per fund per year, Base fee
■$[ ] - per fund group setup
Section 18 Compliance Testing
■$[ ] - per fund complex set up fee
■$[ ] - per fund per month
Section 15(c) Reporting
■Additional 15(c) reporting is subject to additional charges
■Standard data source - Morningstar; additional charges will apply for other data services
■$[ ] - per fund per standard reporting package*

*Standard reporting packages for annual 15(c) meeting
Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
Performance reporting package: Peer Comparison Report
Equity & Fixed Income Attribution Reporting
■Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Fees for Special Situations:
■Fee will be accessed.
Customized delivery of data:
■TBD
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign

Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services
■$[ ] - per year, to prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs)
■$[ ] - per additional estimate for Additional Capital Gain Dividend Estimates (First two included in core services)
■$[ ] - per additional return, State tax returns (First two included in core services)
Tax Reporting - MLP C-Corporations
Federal Tax Returns
■$[ ] - To Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis)
■Prepare Federal and State extensions (If Applicable) - Included in the return fees
■$[ ] - per estimate, To Prepare provision estimates
State Tax Returns
■$[ ] - per fund, State tax notice consultative support and resolution
■$[ ] - per state return, To Prepare state income tax returns for funds and blocker entities

●$[ ] - per state return, Sign state income tax returns
●Assist in filing state income tax returns - Included with preparation of returns

Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
Transfer Agent, Shareholder & Account Services Fee Schedule
Annual Service Charges to the Fund*
■$[ ] Base Fee per CUSIP- for first CUSIP in Fund Complex
■$[ ] Each additional class CUSIP in Fund Complex
■$[ ] per open account
■$[ ] per closed account - Closed (zero balance) Accounts
Annual Basis Point Fee per Fund Complex
Basis Points
0.40 on the first $[ ]
0.30 on the next $[ ]
0.25 on the balance
Services Included in Annual Basis Point Fee
■Telephone Calls
■Voice Response Calls
■Manual Shareholder Transaction & Correspondence
■Omnibus Account Transaction
■Daily Valuation/Manual 401k Trade
■NSCC System Interface
■Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
■Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
■12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). WAIVED
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.
Transfer Agent & Shareholder Services (Additional Services Fee Schedule)

Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
■$[ ] per qualified plan account or Coverdell ESA account (Cap at $30.00 per SSN)
■$[ ] per transfer to successor trustee
■$[ ] per participant distribution (Excluding SWPs)
■$[ ] per refund of excess contribution
■$[ ] per reconversion/recharacterization
Additional Shareholder Paid Fees
■$[ ] per outgoing wire transfer or overnight delivery
■$[ ] per telephone exchange
■$[ ] per return check or ACH or stop payment
■$[ ] per statement year requested per account (This fee applies to research requests for statements older than the prior year)

FAN Web Responsive Design (includes Mobile Access)
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. This version of FAN Web has a completely redesigned, modern user interface which caters to a full range of connected devices, including tablets and smart phones.

FAN Web Premium (Fund Groups over 50,000 open accounts)
Implementation – $25,000 per fund group – includes up to 90 hours of technical/BSA support
Annual Base Fee – $39,000 per year
FAN Web Select (Fund Groups under 50,000 open accounts)
Implementation – $12,000 per fund group – includes up to 45 hours of technical/BSA support
Annual Base Fee – $6,000 per year
Customization – $200 per hour – (subject to change at prevailing rates of vendor)

Activity (Session) Fees:
Inquiry – $0.15 per event
Account Maintenance – $0.25 per event
Transaction – financial transactions, duplicate statement requests, etc. – $0.50 per event
New Account Set-up – $3.00 per event (Not available with FAN Web Select)
Strong Authentication:
$0.045 per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)
Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.

■Implementation
●$[ ] - per fund group, Inquiry only - no transaction capabilities
●$[ ] per fund group, base transactional and maintenance functionality
●Three year minimum term

■Annual Fee - Based on Login Volume
●$[ ] - Up to 100,000
●$[ ] - 100,000 - 999,999
●$[ ] - 1,000,000+

■Activity Fees:
●$[ ] per event, per login
●$[ ] per event, Login Challenge (email or SMS Text)

Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
●$[ ] per event, Inquiry
●$[ ] per event, Account Maintenance
●$[ ] per event, Transaction - financial transactions, duplicate statements requests, etc.
●$[ ] per event, New Account Set-up
●$[ ] per event, Bank Verification Attempt

Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
■$[ ] per year, Base Fee Per Management Company - file generation and delivery

■Per Record Charge
●$[ ] Rep/Branch/ID
●$[ ] Dealer

■$[ ] per record Price Files or $[ ] per user per month, whichever is less
Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.

■Account inquiry
●$[ ] per event Inquiry
●$[ ] per month per ID Vision ID

●Transaction Processing*
●$[ ] per Management Company Implementation Fee
●$[ ] per event Transaction - purchase, redeem, and exchange
●$[ ] per month Monthly Minimum Charge

■Electronic Statements*
●$[ ] per fund group Implementation
●$[ ] per image Load charges
●$[ ] per document Archive charge (for any image stored beyond 2 years)

*Vision ID and event charges also apply.
■Threatmetrix Services: MFA Annual Product Fee
●$[ ] Monthly, $[ ] Annually - Below 1,000 IDs
●$[ ] Monthly, $[ ] Annually - 1000-3450 IDs
●$[ ] Monthly, $[ ] Annually - 3451 IDs and above
Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
■$[ ] per Email
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
■STAT - Statement and Tax Form Storage & Retrieval
●$[ ] per user Setup
●$[ ] per user per month Support
Additional Data Delivery Services
■Ad Hoc/Power Select File Development
●$[ ] per file Standard ad-hoc select
●$[ ] per hour consultation and programming development for Custom coded data for recurring, scheduled delivery

Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
●$[ ] per file per month for recurring files/reports scheduled for delivery via Report Source - Support Charges
●Recurring files scheduled for delivery via Report Source.

■Custom Electronic File Exchange (MFS delivery of standard TIP files)
●$[ ] one-time fee to Setup
●$[ ] per file per month, Support

■File Delivery to Alternate Sales Reporting Provider
●$[ ] one-time fee to Setup
●$[ ] per file per month Maintenance Fee
Chat Services
■$[ ] Implementation Fee
■$[ ] per month Monthly Fee
■$[ ] per Chat Fee or $[ ] per minute of chat
Virtual Assistant
■$[ ] Implementation Fee
●$[ ] per month administration fee
Electronic Form Delivery and Signature Capture
■$[ ] Implementation fee (includes 15 forms)
■$[ ] for each additional form and email template - Additional setup fee
■$[ ] per form, Form and fund logo modifications
■$[ ] per updated Fund Logo
■$[ ] per month, Monthly minimum fee
■$[ ] Per electronic envelope Fee
Recordkeeping Application Access

■Internet VPN - Infrastructure to allow for application accessibility to host systems and file transfers
●$[ ] implementation
●$[ ] per month

■Physical Network - Infrastructure to allow for application accessibility to host systems and file transfers
●Cost varies depending upon location and bandwidth

■TA2000 3270 Emulation (Mainframe Green Screen) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
●$[ ] implementation
●$[ ] per ID per month

■TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
●$[ ] implementation
●$[ ] per ID per month

■TA2000 SmartDesk (Web Application to TA2000 Mainframe) - Account inquiry only.
●$[ ] implementation
●$[ ] per ID per month

■Automated Work Distributor (AWD) - Image and workflow application.
●$[ ] implementation
●$[ ] per ID per month

■Same Day Cash Management (SDCM) - Fund level transaction and cash reporting.
●$[ ] implementation

Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
●$[ ] per ID per month

■PowerSelect - SQL database used for ad hoc reporting from the shareholder recordkeeping system.
●$[ ] per month
Programming Services

■$[ ] per hour (subject to change)

■Charges incurred for customized services based upon fund family requirements including but not limited to:
●Fund Setup programming (transfer Agent system, statements, options, etc.)
●Customized service development
●Voice response system setup (menu selections, shareholder system integration, testing, etc.)
●All other client specific customization and/or development services
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
■$[ ] per direct open account per year

Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
■$[ ] setup per fund group
■$[ ] per month administration
■$[ ] per received email correspondence
Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
■$[ ] per fund group per month
CTI Reporting
Integrated custom detailed call reporting - $[ ] per monthly report
Literature Fulfillment Services

■Account Management/Database Administration
●$[ ] per month
●$[ ] per SKU - Receiving
●$[ ] per order - Order Processing
●$[ ] per month per location - Skid Storage
●$[ ] per SKU - Disposal

■Inbound Tele servicing Only
●$[ ] per month Account Management (OR)
●$[ ] per call, Call Servicing

■Lead Source Reporting
●$[ ] per month

■Closed Loop Reporting
●$[ ] per month, Account Management
●$[ ] per fund group, Database Installation, Setup

■Miscellaneous Expenses

Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
●Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
■$[ ] per Month
Fund Event* Services
■$[ ]/hour, Programming & File Delivery
■$[ ]/hour, Project Management/Analysis
■$[ ]/account/month, Account Data Retention - until purged*
■$[ ]/CUSIP/month, CUSIP Data Retention - until purged*

*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non-Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent) *FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.
CUSIP Setup
■$[ ] per CUSIP - CUSIP Setup beyond the initial CUSIP
■$[ ] per CUSIP (Less than 35 days) - Expedited CUSIP Setup
Fund Characteristic Change
■$[ ] per fund/ per change - Fund Name Change
■$[ ] per fund/ per change - Fund CUSIP Change
MARS Sales Reporting & Compliance Services
Standard MARS Version 8i Implementation Cost
■$[ ] - $[ ] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)
Standard MARS Version 8i Products & Services (Monthly fees)
■$[ ] MARS Sales & Compliance Reporting (Includes 1 Sale & 1 Compliance Users)
■$[ ] MARS Sales Reporting (Includes 1 Sales Users)
■$[ ] MARS 22c-2 Compliance (Includes 1 Compliance Users)

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial four dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $[ ] per month
Standard MARS System Setup & Implementation Costs
■$[ ] - SalesForce.com Integration
■$[ ] - Custom Data Interface
■$[ ] - Omni SERV Setup
■$[ ] - Standard Interface
■$[ ] - Additional Omni SERV Interface
Standard MARS Licenses (Monthly Fee Per User)
■$[ ] - Sales Reporting
■$[ ] - 22c-2 Compliance
■$[ ] - CRM
■$[ ] - SFDC
MARS Training (in-person):
■$[ ] /day plus travel and out-of-pocket expenses.
Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):
Transaction cleaning Fees:

Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
Below fees are based on Monthly Transaction Volume
●
Additional Products & Services (Quoted Separately):
CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), Profiling, Market Metrics, Team Buying Units and RIA Monthly Load.

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ
MARS Lite Implementation Cost - Eligibility Based on AUM and Transaction Size
■$[ ] - MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)
MARS Lite Products & Services (Monthly fees )
■$[ ] MARS Sales & Compliance Reporting
■$[ ] MARS Sales Reporting Only
■$[ ] MARS 22c-2 Compliance Only

Once an AUM of $1,000,000,000 has been reached client must transition to a Standard MARS environment. Additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.
Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial two dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $[ ] per month. No CRM real-time integration. There is no system access with MARS Lite.
Additional MARS Lite System Setup & Implementation Costs (One-time fee)
■$[ ] - Custom Data Interface
■$[ ] - Additional OmniSERV Setup ($[ ] Monthly)
■$[ ] - Standard DCIO Interface Setup ($[ ] Monthly)
■$[ ] - Standard Interface Setup ($[ ] Monthly)
Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):
Transaction cleaning Fees:
Below fees are based on Monthly Transaction Volume
●
The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ. To qualify for MARS Lite a fund's AUM must be under one billion dollars. Once a client has reached and AUM of $[ ] in the MARS Lite environment a separate Work Order will be required to transition to a Standard MARS environment. There may be fees associated with this transition.
Informa Shareholder Electronic Statement Services
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
■$[ ] per statement, Document Loading, Storage, and Access
■$[ ] per suppressed statement, Document Consent Processing, Suppression, and Notification
■$[ ] initial setup fee, Development & Implementation of Electronic Confirm Statements
Electronic Investor Statement Presentation

Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
■$[ ] per statement, Document Loading, Storage, and Access
■$[ ] per suppressed statement, Document Consent Processing, Suppression, and Notification
■$[ ] initial setup fee, Development & Implementation of Electronic Investor Statements
Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
■$[ ] per statement, Document Loading, Storage, and Access
■$[ ] per suppressed statement, Document Consent Processing, Suppression, and Notification
■$[ ] initial setup fee, Development & Implementation of Electronic Tax Statements
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
■$[ ] per suppressed statement, Document Consent Processing, Suppression, and Notification
■$[ ] initial setup fee, Development & Implementation of Electronic Compliance Documents -
Related Digital Investor Fees
■$[ ] per transaction, View Consent Enrollment
■$[ ] per transaction, Consent Enrollment
■$[ ] per view, View Statements
Notes:
■Statements presented as PDF documents
■Statements will be loaded for all accounts, regardless of consent
■Three-year minimum term
■Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $0.015 per document per year for three years and greater, if desired
Digital Investor customization charges apply

Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule
■$[ ] for the first fund (subject to Board approval)
■$[ ] for each additional fund 2-5 (subject to change based on Board review and approval)
■$[ ] for each fund over 5 funds
■$[ ] per sub-adviser per fund (capped at $[ ] per sub-adviser over the fund complex)
■$[ ] per external distributor
■For more than one fund, fees will be aggregated and allocated equally.

■$[ ] - onboarding fee
●Per adviser relationship, and subject to change based upon board review and approval.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). WAIVED
Fees are calculated pro rata and billed monthly.

Acknowledgement on Following Page

Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

Adviser’s signature below is solely in acknowledgment of the above fee schedules.

Leuthold Weeden Capital Management

By: /s/ Roger Peters
Name: Roger Peters
Title: CCO
Date: 10/24/23